Registration No. 333-179738

As filed with the Securities and Exchange Commission on March 28 , 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

AMENDMENT # 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FERMO GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

99-0371375 IRS Employer Identification Number	5461 Primary Standard Industrial Classification Code Number

Allmandring 1/22a-35,
Stuttgart, Germany 70569

Tel. 011-49-7211324929

Email: fermoinc@gmail.com

 (Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

 2360 CORPORATE CIRCLE, STE. 400

HENDERSON, NEVADA 89074-7722

Tel. (702) 866-2500

 (Name, address and telephone number of agent for service)

Copies To:

Kevin A. Polis, Esq.

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

TEL: 619.546.6154

TEL: 619.546.6100

FAX: 619.546.6060

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company    ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock:	3,000,000	$0.03	$90,000	$10.31

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

FERMO GROUP, INC.

3,000,000 SHARES OF COMMON STOCK

$0.03 PER SHARE

This is the initial offering of common stock of Fermo Group, Inc. and no public market currently exists for the securities being offered.  We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $0.03 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Ilia Sachin, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.03 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

	Offering Price Per Share ($)	Commissions	Proceeds to Company Before Expenses ($)
			If 25% shares are sold	If 50% shares are sold	If 75% shares are sold	If 100% shares are sold
Common Stock	0.03	Not Applicable	22,500	45,000	67,500	90,000
Total	0.03	Not Applicable	22,500	45,000	67,500	90,000

Fermo Group, Inc. is a development stage company and has limited operations.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Fermo Group, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Any funds received as a part of this offering will be immediately deposited into the company’s bank account. This account is under the Control of the Company and only Ilia Sachin, our Chief Executive Officer, Chief Financial Officer and President, will have the power to authorize a release of funds from this account. We have not made any arrangements to place funds in an escrow, trust or similar account, as Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  By placing the proceeds of this offering in a separate bank account controlled by the Company, the proceeds will be immediately available to us for general business purposes as well as to continue our business and operations. If we fail to raise enough capital to commence operations investors may lose their entire investment.

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Fermo Group, Inc. will sell donuts in Germany.

Our operations to date have been devoted primarily to start-up and development activities, which include:

1. Formation of the Company;

2. Development of our business plan;

3. Signing of the lease agreement.

In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to start-up companies with specific business plans even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies. We have no plans or intentions to be acquired or to merge with an operating company nor do we have plans to enter into a change of control or similar transaction or to change our management.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 10 BEFORE BUYING ANY SHARES OF FERMO GROUP, INC.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED  MARCH 28 , 2012

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	13
DILUTION	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	16
DESCRIPTION OF BUSINESS	20
LEGAL PROCEEDINGS	22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	23
EXECUTIVE COMPENSATION	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
PLAN OF DISTRIBUTION	26
DESCRIPTION OF SECURITIES	27
I INDEMNIFICATION	28
INTERESTS OF NAMED EXPERTS AND COUNSEL	29
EXPERTS	29
AVAILABLE INFORMATION	29
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	29
INDEX TO THE FINANCIAL STATEMENTS	30

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WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “FERMO GROUP, INC.” REFERS TO FERMO GROUP, INC. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.  Prospective investors should consider carefully the information discussed under “RISK FACTORS” and “USE OF PROCEEDS” sections, commencing on pages 6 and 11, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

FERMO GROUP, INC.

Corporate Background and Business Overview

We are a development stage company and our business is selling donuts .. Fermo Group, Inc. was incorporated in Nevada on December 2, 2011. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum funding of $45,000 for the next twelve months as described in our Plan of Operations. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Allmandring 1/22a-35, Stuttgart, Germany 70569. Our phone number is 011-49-7211324929.

Being a development stage company, we have very limited operating history. We require minimum funding of approximately $45,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $45,000, our business may fail. Even if we raise $45,000 from this offering or more, we may need more funds to develop growth strategy and to continue maintaining a reporting status.

From inception until the date of this filing, we have had very limited operating activities.  Our financial statements from inception (December 2, 2011) through December 31, 2011, reports no revenues and a net loss of $75.  Our independent registered public accounting firm has issued an audit opinion for Fermo Group, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and entered into a Lease Agreement with Niclas Kaufmann, an owner of a building in Stuttgart, Germany to place our donut machine. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

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 THE OFFERING

The Issuer:	FERMO GROUP, INC.
Securities Being Offered:	3,000,000 shares of common stock.
Price Per Share:	$0.03
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Gross Proceeds	$90,000
Securities Issued and Outstanding:	There are 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Ilia Sachin.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from December 2, 2011(Inception) to December 31, 2011.

Financial Summary	December 31, 2011 ($) (Audited)
Cash and Deposits	3,000
Total Assets	3,000
Total Liabilities	4,075
Total Stockholder’s Equity (Deficit)	(1.075)

Statement of Operations	Accumulated From December 2, 2011 (Inception) to December 31, 2011 ($) (Audited)
Total Expenses	4,075
Net Loss for the Period	(4,075)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

BECAUSE OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS, IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our independent registered public accountants have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.   The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the business of selling donuts . We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of December 31, 2011, we had cash in the amount of $3,000 and liabilities of $4,075. As of this date, we have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

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WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on December 2, 2011 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

IF WE ARE UNABLE TO ARRANGE PLACEMENTS WITH A SIGNIFICANT NUMBER OF PROPERTIES FOR THE USE OF THEIR FACILITIES FOR OUR DONUT MAKING MACHINES OUR BUSINESS WILL FAIL.

The success of our business requires that we enter into leasing agreements with various public venues respecting the use of their facilities for placement of our donut making machines. If we are unable to conclude agreements with such venues, or if any agreements we reach with them are not on favorable terms that allow us to generate profit, our business will fail. To date, we have one lease agreements with an owner of a building in Stuttgart, Germany to place our donut machine

OUR BUSINESS WILL SUFFER IF WE ARE UNSUCCESSFUL IN NEGOTIATING LEASE RENEWALS.

In the future, our business will be highly dependent upon the renewal of our lease contracts with property owners and management companies. If we are unable to secure long-term exclusive leases on favorable terms or at all, or if property owners or management companies choose to vacate properties as a result of economic downturns that will negatively impact our business.

IF WE ARE UNABLE TO ATTRACT ENOUGH CUSTOMERS TO BUY OUR DONUTS OUR BUSINESS WILL FAIL.

Since our revenue comes from people buying our donuts, we need to attract enough customers to justify the purchase and maintenance costs for each mini donut machine. If we are unable to attract enough customers, our business will fail.

IF WE ARE UNABLE TO REPAIR OUR MINI DONUT MACHINES IN A TIMELY FASHION OUR BUSINESS MAY FAIL.

It is crucial to repair all out of order machines in a timely manner as an out of service donut machine will not generate revenue. As some of our machine parts are costly and rare, such parts, if broken, may need to be ordered from overseas. If we are not able to obtain replacement parts or perform repairs in a timely fashion, our business may fail due to loss of revenue.

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BECAUSE OUR SOLE OFFICER AND DIRECTORS HAS NO EXPERIENCE IN THE FAST-FOOD INDUSTRY, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

Our sole officers and director has no professional training or experience in the fast-food industry. Mr. Sachin’s lack of experience will hinder our ability to start selling our donuts and earn revenue. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

WE ARE DEPENDENT UPON CONSUMER TASTES FOR THE SUCCESS OF OUR DONUT MAKING BUSINESS.

Our donuts acceptance by potential consumers will depend upon a variety of unpredictable factors, including:

- Public taste, which is always subject to change;

- The quantity and popularity of other fast-food available to the public;

- The fact that the location as well as production and sales methods chosen for our donuts may be ineffective.

For any of these reasons, our donut making business can be unsuccessful.  If we are unable to sell donuts at the level which is commercially successful, we may not be able to recoup our expenses and/or generate sufficient revenues. In the event that we are unable to generate sufficient revenues, we may not be able to continue operating as a viable business and an investor could suffer the loss of a significant portion or all of his investment in our company.

IF WE ARE NOT ABLE TO EFFECTIVELY RESPOND TO COMPETITION, OUR BUSINESS MAY FAIL.

The biggest threat to our success is competition due to low barriers of entry in donut making market and the potential loss of use in those properties where our machines have been placed. If other fast-food companies start offering similar or same product, this could potentially result in less venue prospects for placement of our mini donut machines and cause potential loss of use for existing properties where our machines have been placed due to better terms offered by our competitors.

Also, there are many various sized fast-food companies in the restaurant business. Some of these competitors have established businesses with a substantial number of venues and valuable contacts. We will attempt to compete against these groups by offering unique product in places with high traffic flow. We cannot assure you that such a business plan will be successful, or that competitors will not copy our business strategy.

BECAUSE COMPANY’S HEADQUARTERS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and director is non-U.S. resident and our headquarters are located in Germany. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws.  Since all our assets will be located in Germany it may be difficult or impossible for U.S. investors to collect a judgment against us.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Sachin, our sole officer and director, will own 50% or more of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Sachin may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director. The Company does not have an employment agreement in place with its sole officer and director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director

BECAUSE OUR CURRENT SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Ilia Sachin, sole officer and director, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Sachin to our company could negatively impact our business development.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

RISKS ASSOCIATED WITH THIS OFFERING

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Fermo Group, Inc. and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

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BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on December 2, 2011 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

OUR PRESIDENT, MR. SACHIN DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Sachin does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least half of the shares and we receive the proceeds in the amount of $45,000 from this offering, we may have to seek alternative financing to implement our business plan.

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DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Fermo Group, Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000. We will have to utilize funds from Ilia Sachin, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $90,000 as anticipated.

Gross proceeds	$22,500	$45,000	$67,500	$90,000
SEC reporting and compliance	$6,500	$10,000	$10,000	$10,000
Leasing expanses	$1,500	$3,000	$4,500	$6,000
Donut machines purchasing	$9,000	$18,000	$28,500	$39,000
Setting up and testing donut machines	$500	$1,000	$1,500	$2,000
Marketing and advertising	$-	$2,000	$4,000	$8,000
Salary	$5,000	$10,000	$16,000	$22,000
Miscellaneous expenses	$-	$1,000	$3,000	$3,000

The above figures represent only estimated costs. If necessary, Ilia Sachin, our president and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when/if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Sachin will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Sachin. Mr. Sachin will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on December 2, 2011.  Ilia Sachin, the Company’s sole officer and director, paid $.001 per share for the 3,000,000 shares of common stock he purchased from the Company on December 22, 2011.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of December 31, 2011, the net tangible book value of our shares of common stock was $(1,075) or approximately $ (0.0004) per share based upon 3,000,000 shares outstanding.

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If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $82,000 or approximately $0.014 per share. The net tangible book value per share prior to the offering is $ (0.0004) .. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0144 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.014 per share.

After completion of this offering, if 3,000,000 shares are sold, investors in the offering will own 50% of the total number of shares then outstanding for which they will have made cash investment of $90,000, or $0.03 per share. Our existing stockholder will own 50% of the total number of shares then outstanding, for which he has made contributions of cash totalling $3,000.00 or $0.001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 2,250,000 shares are sold, the net tangible book value of the 5,250,000 shares to be outstanding will be $59,500, or approximately $0.011 per share. The net tangible book value per share prior to the offering is $ (0.0004) .. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0114 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.011 per share.

After completion of this offering investors in the offering will own approximately 42.86% of the total number of shares then outstanding for which they will have made cash investment of $67,500, or $0.03 per share. Our existing stockholder will own approximately 57.14% of the total number of shares then outstanding, for which he has made contributions of cash totaling $3,000 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 4,500,000 shares to be outstanding will be $37,000, or approximately $0.008 per share. The net tangible book value per share prior to the offering is $ (0.0004) .. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0084 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.008 per share.

After completion of this offering investors in the offering will own approximately 33.33% of the total number of shares then outstanding for which they will have made cash investment of $45,000, or $0.03 per share. Our existing stockholder will own approximately 66.67% of the total number of shares then outstanding, for which he has made contributions of cash totaling $3,000 or $0.001 per share.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 750,000 shares are sold, the net tangible book value of the 3,750,000 shares to be outstanding will be $14,500 or approximately $0.004 per share. The net tangible book value per share prior to the offering is $ (0.0004) .. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0044 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.004 per share.

After completion of this offering investors in the offering will own 20% of the total number of shares then outstanding for which they will have made cash investment of $22,500, or $0.03 per share. Our existing stockholder will own 80% of the total number of shares then outstanding, for which he has made contributions of cash totaling $3,000 or $0.001 per share.

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The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if 25% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$(0.0004)
Potential gain to existing shareholder	$22,500
Net tangible book value per share after offering	$0.004
Increase to present stockholders in net tangible book value per share
after offering	$0.0044
Capital contributions	$3,000
Number of shares outstanding before the offering	3,000,000
Number of shares after offering assuming the sale of 25% of shares	3,750,000
Percentage of ownership after offering	80%
Existing Stockholder if 50% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$(0.0004)
Potential gain to existing shareholder	$45,000
Net tangible book value per share after offering	$0.008
Increase to present stockholders in net tangible book value per share
after offering	$0.0084
Capital contributions	$3,000
Number of shares outstanding before the offering	3,000,000
Number of shares after offering assuming the sale of 50% of shares	4,500,000
Percentage of ownership after offering	66.67%
Existing Stockholder if 75% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$(0.0004)
Potential gain to existing shareholder	$67,500
Net tangible book value per share after offering	$0.011
Increase to present stockholders in net tangible book value per share
after offering	$0.0114
Capital contributions	$3,000
Number of shares outstanding before the offering	3,000,000
Number of shares after offering assuming the sale of 50% of shares	5,250,000
Percentage of ownership after offering	57.14%
Existing Stockholder if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$(0.0004)
Potential gain to existing shareholder	$90,000
Net tangible book value per share after offering	$0.014
Increase to present stockholders in net tangible book value per share
after offering	$(0.0144)
Capital contributions	$3,000
Number of shares outstanding before the offering	3,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	6,000,000
Percentage of ownership after offering	50%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.03
Dilution per share	$0.016
Capital contributions	$90,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholder	3.23%
Percentage of capital contributions by new investors	96.77%
Percentage of ownership after offering	50%
Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.03
Dilution per share	$0.019
Capital contributions	$67.500
Percentage of capital contributions by existing shareholder	4.26%
Percentage of capital contributions by new investors	95.74%
Number of shares after offering held by public investors	2.250,000
Percentage of ownership after offering	42.86%
Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.03
Dilution per share	$0.022
Capital contributions	$45,000
Percentage of capital contributions by existing shareholder	6.25%
Percentage of capital contributions by new investors	93.75%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	33.33%
Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.03
Dilution per share	$0.026
Capital contributions	$22,500
Percentage of capital contributions by existing shareholder	11.76%
Percentage of capital contributions by new investors	88.24%
Number of shares after offering held by public investors	750,000
Percentage of ownership after offering	20%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our cash balance is $3,000 as of December 31, 2011.  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from Ilia Sachin, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Mr. Sachin, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $45,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Allmandring 1/22a-35, Stuttgart, Germany 70569. Our phone number is 011-49-7211324929.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to start our proposed operations but we cannot guarantee that once we start operations we will stay in business after doing so. If we are unable to successfully attract customers to buy our donuts we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $90,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

Our business is selling donuts .. We have not generated any revenues and our principal business activities to date consist of creating a business plan and entering into a Lease Agreement on February 2, 2012 with Niclas Kaufmann, an owner of a building in Stuttgart, Germany to place our donut machine.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Upon completion of our public offering, our specific goal is to profitably place and operate our donut making machines. Our plan of operations is as follows:

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Complete our public offering

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations:

Search for potential leasing properties with high traffic flow

Time Frame: 1st- 3rd months.

No material costs.

As soon as we complete our public offering, we plan to start searching for potential leasing spaces with high traffic flow in Stuttgart, Germany where we can potentially place our mini donut machines. Our sole officer and director, Ilia Sachin will handle these duties. We intend to contact and visit as many properties as possible to find the most suitable and potentially profitable premises for placing our machines. We will consider coffee shops, bakeries, mall kiosks, storefronts (indoor or outdoor), sports arenas, food courts, entertainment complexes, high schools, fundraising events and outdoor events such as carnivals, festivals, fairs to place our donut making machines.

On February 2, 2012 we executed a Lease Agreement with Niclas Kaufmann, an owner of a building in Stuttgart, Germany to place our donut machine in his premises. As of today, it is the only lease agreement we have signed.

Negotiate and conclude agreements with property owners

Time Frame: 2nd- 4th months.

Material costs: $600-$1,200

During this period, we intend to begin negotiation with property owners and managers in view of securing leasing agreements for the use of their premises. If we sell all the shares in the offering, our goal during this stage will be to enter into four leasing agreements with malls, stores at crowded streets and other premises granting us permission to set up our mini donut machines at their premises. To secure our leasing space we will need to pay a retainer which will be equal to one month rent. Therefore, if we sell all the shares in the offering, the material costs will be approximately $1,200. Or, if we sell half and 75% shares in the offering, the material costs will be approximately $600 and $900 respectively.

Search for new potential properties for our machines and negotiating agreements with the owners are ongoing matters that will continue during the life of our operations as we will need to rotate less profitable machines to new places as well as keep looking for new locations for our machines. We cannot guarantee that we will be able to find successful placements for any machines, in which case our business may fail and we will have to cease our operations. Even if we are able to obtain the planned number of placements at the end of the twelve month period, there is no guarantee that we will be able to attract enough customers to justify our expenditures as well as the ongoing expenses of maintenance and rental fees.

Purchase mini donut machines

Time Frame: 4th- 6th months.

Estimated Cost $18,000- $39,000

Depending on the number of placements that we manage to secure during the first four months and if we sell at least half of the shares in this offering, we intend to purchase, deliver and place two mini donut machines at various venues located in Stuttgart, Germany. The material costs for that will be approximately $18,000. If we sell 75% or 100% of the shares in this offering we intend to continue negotiations with property owners to enter into more leasing agreements and plan to purchase 3 and 4 machines accordingly. The exact number of purchased machines will depend on the success of our business and availability of leasing spaces and funds.

We are going to purchase the donut machines from Lil’ Orbits ( http://www.lilorbits.com/ ). During our phone conversation with a Lil’ Orbits’ representative it was confirmed, that they have the donuts machines in stock. The donuts and receipts are already designed by Lil' Orbits, so we just need to purchase equipment, supplies packages and donut mixes from them. In addition, experienced Lil' Orbits’ business advisors can help us set the shop up and provide us with advertising and promotional materials (signs, bags, visors, shirts, posters, trays, buckets). We will price our product according to the current market price, which is $3.50/doz.

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Set up and test donut making machines

Time Frame: 7th - 8th months.

Estimated Cost: $1,000- $2,000

Once we receive our mini donut machines we will set them up and test at their locations. We will need to hire part time specialists such as electrician or mechanic and movers. It will cost approximately $500 per each machine. We also need to hire employees who will make and sell our donuts.

Commence marketing campaign.

Time Frame: 8th - 12th months.

Estimated Cost $2,000- $8,000

If we sell at least 50% of the shares we plan to commence marketing campaign. Initially, marketing will be conducted by our sole officer and director, Ilia Sachin. In the fast food business, various business strategies are used to increase the popularity of the products. We will offer free testing which may ignite prospective customers to by our donuts. Other marketing strategies will involve taking the machines to various events, such as fund raising, carnivals, festivals, fairs and sports events. We will also design bright stickers and signs and place them at leasing spaces to draw attention of potential customers. If we sell 50% of shares in this offering, we intend to spend at least $2,000 for marketing campaign. We estimate our marketing costs to be $4,000 and $8,000 respectively if we sell 75% and 100% of the shares in this offering.

Even if we are able to obtain sufficient number of customers purchasing our donuts, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be harmed.

In summary, during 1st-6th month we should be able to lease spaces and purchase our donut making machines. After this point we are going to test the machines and should be ready to start producing donuts. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Ilia Sachin, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to buy our donuts, Mr. Sachin has agreed to commit more time as required. Because Mr. Sachin will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations

Estimated Expenses for the Next Twelve Month Period

      The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Number of shares sold	25%	50%	75%	100%
Gross proceeds	$22,500	$45,000	$67,500	$90,000
Legal and Professional fees	$6,500	$10,000	$10,000	$10,000
Leasing expenses	$1,500	$3,000	$4,500	$6,000
Donut machines purchasing	$9,000	$18,000	$28,500	$39,000
Setting up ant testing donut machines	$500	$1,000	$1,500	$2,000
Marketing campaign	-	$2,000	$4,000	$8,000
Salary	$5,000	$10,000	$16,000	$22,000
Other expenses	-	$1,000	$3,000	$3,000

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The biggest threat to our success is competition due to low barriers of entry in fast food market and the potential loss of use in those premises where our machines have been placed. If other fast food companies start offering similar or same product, this could potentially result in less venue prospects for placement of our donut making machines and cause potential loss of use for existing premises where our machines have been placed due to better terms offered by our competitors.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on December 2, 2011 to December 31, 2011

During the period we incorporated the company, prepared a business plan and executed a Lease Agreement on February 2, 2012 with Niclas Kaufmann, an owner of a building in Stuttgart, Germany to place our donut machine.. Our loss since inception is $4,075. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 3,000,000 shares of common stock to our sole officer and director for net proceeds of $3,000.

 LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2011, the Company had $3,000 cash and our liabilities were $4,075, comprising $4,000 in accrued expenses owed to our auditors and $75 owed to Ilia Sachin, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 3,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $3,000.

We are attempting to raise funds to proceed with our plan of operation. Our current cash on hand will be used to pay the fees and expenses of this offering. We will have to utilize funds from Ilia Sachin, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Sachin has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations within 12 months, we need a minimum of $45,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

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Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

DESCRIPTION OF BUSINESS

General

Fermo Group, Inc. was incorporated in the State of Nevada on December 2, 2011 and established a fiscal year end of December 31. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to place and operate donut making machines. To date, we have had limited operations. We have developed our business plan, and executed a Lease Agreement on February 2, 2012 with Niclas Kaufmann, an owner of a building in Stuttgart, Germany to place our donut machine. Fermo Group, Inc. hopes to position itself to take full advantage of the serving the famous mini-donut snack food to customers. It is our intent to have our mini donut machines placed and operated within the next 12 months.

We need proceeds from this offering to start our 12 months plan of operation. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

The total estimated amount of funds required to develop our business is $45,000. We need funds for offering costs, purchase and shipping of our mini donut machines, general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company. We do not believe that we will generate enough revenue to cover costs associated with being a publicly reporting company in the first 12 months. We plan to purchase at least two donut making machines if we sell 50% shares in this offering. We will buy three and four machines if we sell 75% and 100% shares. We have not generated any revenue from operations to date and there is no assurance that we will ever generate revenue.

Our business is to sell donuts in Stuttgart, Germany. Various snacks (Schnellimbiss) are widely available and popular in Germany, especially Bockwurst (boiled sausage), Bratwurst (grilled sausage) and Currywurst (spiced sausage), as well as fries and hamburgers. Also, there is a huge variety of seafood snacks like Rollmops sold in seafood snack-bars and in “Nordsee”, a German seafood chain. German fast food is inexpensive and diverse. Many of the fast food is of Turkish origin, this food is very popular for being cheap and healthy. The German’s favorite Turkish fast food is the Doner Kebab, a thick pita filled generally with either chicken or beef complemented with fresh French fries and salad. Other fast foods which are becoming popular are the Greek, Indian, Chinese and other oriental cuisines. American fast food is also very popular and presented by all major fast food chains including Dunkin’ Donuts which has many locations in Germany but not in Stuttgart.

In parts of Germany, the doughnut equivalents are called Berliner, but not in the capital city of Berlin itself and neighboring areas, where they are called Pfannkuchen (which is often found misleading by people in the rest of Germany, who use the word Pfannkuchen to describe a pancake, which is also the literal translation of it). In middle Germany, they are called Kreppel or Pfannkuchen. In southern Germany, they are also called Krapfen and are especially popular during Carnival season in southern and middle Germany and on New Year's Eve in northern Germany. Berliner do not have the typical ring shape, but instead are solid and usually filled with jam, while a ring-shaped variant called Kameruner is common in Berlin and eastern Germany. Today, American style doughnuts are also available in Germany.

Our machines will be placed in public venues with high traffic flow such as malls, sport and amusement centers and stores at crowded streets. We focus on donut making machines because donuts are classic food and do not lose its popularity. Our mini donut machine requires a small area of the premises. Our challenge is to convince the owners or managers of the potential premises to conclude leasing agreements with us. However, there is no guarantee that the property owners will agree to the placement of our donut making machines and we will ever generate revenues.

Product

A donut or doughnut is a fried dough food and is popular in many countries and prepared in various forms as a sweet snack that can be homemade or purchased in bakeries, supermarkets, food stalls, and franchised specialty outlets. They are usually sweet, deep-fried from flour dough, and shaped in rings or flattened spheres that sometimes contain fillings. Ring donuts are formed by joining the ends of a long, skinny piece of dough into a ring or by using a donut cutter, which simultaneously cuts the outside and inside shape, leaving a doughnut-shaped piece of dough and a donut hole from dough removed from the center. Donuts can be made from a yeast-based dough and contain about 25% oil by weight. Donuts are fried for about 150 seconds, at 182 °C to 190 °C, turning once. Fresh, hot donuts have always been a popular food item.

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Donut making machines

Donut machines have been around since the 20’s, when a Russian-born inventor named Adolph Levitt patented the very first automatic donut maker machine. It was showcased at the 1934 World’s Fair. It wasn't long after that donut shops were popping up all over the world.

We plan to purchase completely automated, lightweight, easy to clean and portable mini donut machines that provide "action attraction" - the action of the machine as it cooks attracts customers to our location. All donut making machines include cabinets and all equipment necessary for making donuts, and are easy to operate, with new operators becoming skilled in less than an hour. We plan to buy two types of machines with productivity of 1200 donuts per hour and 2400 donuts per hour. The first one costs $9,000 including delivery and whole package and the second one costs $10,500 including delivery and whole package. As of the date of this prospectus, we have not placed any donut making machines and there is no assurance that we will ever place our machines.

We are going to purchase the donut machines and supplies from Lil’ Orbitz ( http://www.lilorbits.com/ ). During our phone conversation with a Lil’ Orbits’ representative it was confirmed that, they have the donuts machines and supplies in stock.

Revenue

We plan to sell our donuts at $ 3.50 /doz. Potentially, a machine that produces 1200 donuts per hour can generate $350 of revenue per hour and a machine that produces 2400 donuts per hour can generate revenue of $700 per hour. As of the date of this prospectus we have not generated any revenues and there is no assurance that we will generate any revenues in the future. There is no guarantee that the revenues generated by each placed donut machine will justify the rental fee paid. If the revenues generated are less than the negotiated lease arrangement with the property owner, we will have to pay the leasing costs out of pocket and incur losses.

We will sell our donuts from mobile cabinets and kiosks to the end-customers in malls, storefronts (indoor or outdoor), sports arenas, food courts, entertainment complexes, high schools, fundraising events and outdoor events such as carnivals, festivals, fairs.

Need for Government Approval on Principal Products or Services

The company is not aware of any government approval required for products it intends to sell.

Lease Agreement

We have executed a Lease Agreement on February 2, 2012 with Niclas Kaufmann, an owner of a building in Stuttgart, Germany to place our donut machine in his premises. The material terms of the Contract are the following:

1. The Leased Premises area covers approximately 6 (six) square meters. The Leased Premises is located on the first floor of the building.

2. The Agreement shall be for a term of three (3) years, starting on July 1, 2012 and ending on June 30, 2015.

3. Fermo Group Inc. is given an option to renew the Lease for an additional term of two (2) years by giving the Lessor written notice on or before ninety (90) days before the expiration of the primary term of this lease.  The renewal lease is to be upon the same terms, covenants, and conditions contained in this Lease except as to Rent as provided in Paragraph 3of the Lease.

4. For the first year of the agreement the annual rent is $3,600 dollars plus applicable taxes payable in advance on the first day of every month, in twelve (12) equal and consecutive installments of $300 each plus applicable taxes.

5. For the second and third year of the agreement the annual rent is $4,800 dollars plus applicable taxes payable in advance on the first day of every month, in twelve (12) equal and consecutive installments of $400 each plus applicable taxes.

6. A late charge of $10 per day shall be paid as additional rental for any rental payment delivered or received more than three (3) days after the first day of any calendar month during the term of this lease.

7. Lessor agrees to provide, at its expense, to or for the Premises, adequate heat, electricity, water, air conditioning, ventilation, replacement light tubes, trash removal service, and sewage disposal service, in such quantities and at such times as is necessary to Lessee's comfortable and reasonable use of the Premises.

8. Any holding over after the expiration of the term of this lease shall be deemed to constitute a tenancy from month to month only, and shall be on the same terms and conditions as specified in this Lease.

A copy of the Agreement is filed as Exhibit 10.1 to this registration statement.

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Competition

There are many barriers of entry in the fast food market and level of competition is extremely high. There are many domestic and international companies that offer different fast food products. We will be in direct competition with them. Many large companies will be able to provide well-known and loved food options to the potential customers. Many of these companies have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to offer better prices for similar products than us which may also cause us to lose potential customers.

Fermo Group, Inc. has not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the business of providing fast food products. Many established, yet well financed entities are currently active in the business.  Nearly all Fermo Group, Inc.'s competitors have significantly greater financial resources, experience, and managerial capabilities than Fermo Group, Inc. We are, consequently, at a competitive disadvantage in being able to provide such product and become a successful company in the fast food industry. Therefore, Fermo Group, Inc. may not be able to establish itself within the industry at all.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Ilia Sachin.

Offices

Our business office is located at Allmandring 1/22a-35, Stuttgart, Germany 70569.  This is the office provided by our President and Director, Ilia Sachin. Our office is a part of a Mr. Sachin’s residence. Our phone number is 011-49-7211324929.  We do not pay any rent to Mr. Sachin and there is no agreement to pay any rent in the future. As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Ilia Sachin Allmandring 1/22a-35, Stuttgart, Germany 70569	28	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Ilia Sachin has acted as our President, Treasurer, Secretary and sole Director since our incorporation on December 2, 2011. Mr. Sachin owns 100% of the outstanding shares of our common stock. For the past five years he has been self-employed providing bartending consulting services. Mr. Sachin intends to devote 20 hours a week of his time to planning and organizing activities of Fermo Group, Inc.

During the past ten years, Mr. Sachin has not been the subject to any of the following events:

    1. Any bankruptcy petition filed by or against any business of which Mr. Sachin was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

    2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Sachin’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Ilia Sachin, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on December 2, 2011 until December 31, 2011:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Ilia Sachin, President, Secretary and Treasurer	December 2, 2011 to December 31, 2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Mr. Sachin currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

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Director Compensation

The following table sets forth director compensation as of December 31, 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Ilia Sachin	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ilia Sachin will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On December 22, 2011, we issued a total of 3,000,000 shares of restricted common stock to Ilia Sachin, our sole officer and director in consideration of $3,000. Further, Mr. Sachin has advanced funds to us. As of December 31, 2011, Mr. Sachin advanced us $75. On January 4, 2012, Mr. Sachin made an additional loan of $4,000 to us.   Mr. Sachin will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Sachin. Mr. Sachin will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Sachin does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Sachin or the repayment of the funds to Mr. Sachin. The entire transaction was oral. Mr. Sachin is providing us office space free of charge and we have a verbal agreement with Mr. Sachin that, if necessary, he will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of December 31, 2011 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Ilia Sachin Allmandring 1/22a-35, Stuttgart, Germany 70569	3,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of December 31, 2011, there were 3,000,000 shares of our common stock issued and outstanding.

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Future sales by existing stockholders

A total of 3,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 3,000,000restricted shares of our common stock.

PLAN OF DISTRIBUTION

Fermo Group, Inc. has 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 3,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

 In connection with the Company’s selling efforts in the offering, Ilia Sachin will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Sachin is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Sachin will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Sachin is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Sachin will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Sachin will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Fermo Group, Inc. will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.03 until a market develops for the stock.

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The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Fermo Group, Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Fermo Group, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000. We will have to utilize funds from Ilia Sachin, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process, however there is no written agreement in place.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Fermo Group, Inc.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2011, there were 3,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Ilia Sachin owns 3,000,000.

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COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Articles XII of our Bylaws provides the following indemnification for our directors, officers, employees and agents:

a) The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation.  Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

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b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation.  In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $90,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Fermo Group, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Carrillo Huettel, LLP has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Silberstein Ungar, PLLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Silberstein Ungar, PLLC has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

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FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Silberstein Ungar, PLLC.

Our financial statements from inception to December 31, 2011, immediately follow:

FERMO GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

DECEMBER 31, 2011

Report of Independent Registered Public Accounting Firm F-1

Balance Sheet as of December 31, 2011  F-2

Statement of Operations for the Period from December 2, 2011(date of inception) to December 31, 2011  F-3

Statement of Stockholder’s Deficit as of December 31, 2011  F-4

Statement of Cash Flows for the Period from December 2, 2011 (date of inception) to December 31, 2011  F-5

Notes to Financial Statements  F-6 – F-9

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Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Fermo Group, Inc.

Stuttgart, Germany

We have audited the accompanying balance sheet of Fermo Group, Inc. (a development stage company) as of December 31, 2011 and the related statements of operations, stockholder’s deficit and cash flows for the period from December 2, 2011 (date of inception) to December 31, 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fermo Group, Inc. as of December 31, 2011, and the results of its operations and its cash flows for the period from December 2, 2011 (date of inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company has not yet received revenue from sales of products or services, has incurred losses from operations, has negative working capital, and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 6. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar PLLC

Silberstein Ungar, PLLC

Bingham Farms, Michigan

January 23, 2012

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FERMO GROUP, INC.

 (A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF DECEMBER 31, 2011

ASSETS	2011

Current Assets
Cash and cash equivalents	$ 3,000

Total Assets	$ 3,000

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current Liabilities
Accrued professional fees	$ 4,000
Loan payable – related party	75

Total Liabilities	4,075

Stockholder’s Deficit
Common Stock – $.001 par value, 75,000,000 shares authorized, 3,000,000 shares issued and outstanding	3,000
Deficit accumulated during the development stage	(4,075)
Total Stockholder’s Deficit	(1,075)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$ 3,000

See accompanying notes to financial statements.

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FERMO GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

PERIOD FROM DECEMBER 2, 2011 (INCEPTION) TO DECEMBER 31, 2011

Period from December 2, 2011 (Inception) to December 31, 2011

REVENUES	$ 0

OPERATING EXPENSES
Professional fees	4,000
General and administrative	75

TOTAL OPERATING EXPENSES	4,075

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAX	(4,075)

PROVISION FOR INCOME TAX	-

NET LOSS	$ (4,075)

LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,000,000

See accompanying notes to financial statements.

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FERMO GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDER’S DEFICIT

PERIOD FROM DECEMBER 2, 2011 (INCEPTION) TO DECEMBER 31, 2011

	Common Stock		Additional Paid-in	Deficit AccumulatedDuring the Development
	Shares	Amount	Capital	Stage	Total

Balance, December 2, 2011 (Inception)	-	$ -	$ -	$ -	$ -

Issuance of shares for cash to founder at par value	3,000,000	3,000	-	-	3,000

Net loss for the period ended December 31, 2011	-	-	-	(4,075)	(4,075)

Balance, December 31, 2011	3,000,000	$ 3,000	$ -	$ (4,075)	$ (1,075)

See accompanying notes to financial statements.

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FERMO GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

PERIOD FROM DECEMBER 2, 2011 (INCEPTION) TO DECEMBER 31, 2011

Period from December 2, 2011 (Inception) to December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (4,075)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Change in assets and liabilities:
Increase in accrued professional fees	4,000
CASH FLOWS USED BY OPERATING ACTIVITIES	(75)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	3,000
Proceeds from loan payable – related party	75
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	3,075

NET INCREASE IN CASH	3,000

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$ 3,000

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$ 0
Income taxes paid	$ 0

See accompanying notes to financial statements.

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FERMO GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business Activities

Fermo Group, Inc. (‘Fermo Group” and the “Company”) was incorporated in Nevada on December 2, 2011 for the purpose of selling donuts .. The Company is in the development stage and has not yet realized any revenues from its planned operations.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to accounting and reporting by development-stage companies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a December 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At December 31, 2011, the Company had $3,000 of unrestricted cash to be used for future business operations.

Fair Value of Financial Instruments

Fermo Group’s financial instruments consist of cash, accrued professional fees, and a loan payable – related party. The carrying amount of these financial instruments approximates fair value due to either length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. It is the Company’s policy to classify interest and penalties on income taxes as interest expense or penalties expense. As of December 31, 2011, there have been no interest or penalties incurred on income taxes.

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FERMO GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations.  Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2011.

Stock-Based Compensation

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation – Stock Compensation which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.  The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered. There has been no stock-based compensation issued to employees.

The Company follows ASC Topic 505-50, formerly EITF 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services,” for stock options and warrants issued to consultants and other non-employees.  In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option or warrant, whichever can be more clearly determined.   There has been no stock-based compensation issued to non-employees.

Recent Accounting Pronouncements

Fermo Group does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

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FERMO GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 2 – LOAN PAYABLE – RELATED PARTY

In December 2011, a shareholder loaned the Company $75 which is due on demand and non-interest bearing.

NOTE 3 – STOCKHOLDER’S DEFICIT

The Company has 75,000,000 shares of $0.001 par value commons stock authorized. On December 22, 2011, the Company sold 3,000,000 common shares to the founder for cash proceeds of $3,000.

As of December 31, 2011, the Company had no warrants or options outstanding.

NOTE 4 – INCOME TAXES

For the period ended December 31, 2011, the Company has incurred a net loss and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is $4,075 at December 31, 2011, and will begin to expire in the year 2031.

The provision for Federal income tax consists of the following:

2011
Federal income tax benefit attributable to:
Current operations	$ 1,385
Less: valuation allowance	(1,385)
Net provision for Federal income tax	$ 0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2011
Deferred tax asset attributable to:
Net operating loss carryover	$ 1,385
Valuation allowance	(1,385)
Net deferred tax asset	$ 0

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

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FERMO GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 6 – LIQUIDITY AND GOING CONCERN

Fermo Group has not generated any revenues, has negative working capital, and has suffered a loss from operations.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of Fermo Group to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations or acquiring or merging with a profitable company. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock; however, there can be no assurance the Company will be successful in these efforts.

NOTE 7 – SUBSEQUENT EVENTS

On January 4, 2012, the stockholder made an additional loan of $4,000 to the Company. The loan is unsecured, non-interest bearing, and has no stated repayment terms.

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to December 31, 2011 to January 23, 2012, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements other than those discussed above.

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PROSPECTUS

3,000,000 SHARES OF COMMON STOCK

FERMO GROUP, INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$10.31
Auditor Fees and Expenses	$4,000.00
Legal Fees and Expenses	$2,500.00
EDGAR fees	$500.00
Transfer Agent Fees	$1,000.00
TOTAL	$8,010.31

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Fermo Group, Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Fermo Group, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Konstantin Sachin	December 22, 2011	3,000,000	$3,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel *
10.1	Lease Agreement dated February 2, 2012 *
23.1	Consent of Consent of independent registered public accounting firm

*- Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stuttgart, Germany, on March 28 , 2012.

FERMO GROUP, INC.

By:	/s/	Ilia Sachin
	Name:	Ilia Sachin
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Ilia Sachin
Ilia Sachin	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	March 28 , 2012

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel *
10.1	Lease Agreement dated February 2, 2012 *
23.1	Consent of independent registered public accounting firm

*- Previously filed

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